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                                                              EXHIBIT 10(p)

             NON-QUALIFIED SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

     THIS AGREEMENT, made and entered into this 31st day of December, 1999, by and between Computer Horizons Corp., a New York corporation (hereinafter called the "Company"), and Michael Shea, an individual employee of the Company (hereinafter called the "Participating Employee").


                             W I T N E S S E T H:

     WHEREAS, the Participating Employee is currently performing valuable services for the Company in the capacity of VP; and

     WHEREAS, the Board of Directors of the Company (the "Board") desires to encourage the Participating Employee to continue in the employ of the Company and to continue the performance of his duties of employment in a capable and efficient manner; and

     WHEREAS, the Participating Employee is willing to continue in the employ of the Company and to continue the capable and efficient performance of his employment duties; and

     WHEREAS, the Participating Employee is considered by the Company to be a highly compensated employee or member of a select management group of the Company.

     NOW, THEREFORE, in consideration of the premises hereof, the Company and the Participating Employee agree as follows:

     1. RETIREMENT BENEFIT. Subject to the terms and conditions specified in this Agreement, the Company hereby agrees that if the Participating Employee remains continuously employed by the Company from the date hereof until he attains age 65, the Company will pay to the Participating Employee a lump sum amount of $1,000,000 as soon as practicable following his Normal Retirement Date (as defined in Paragraph 2 below). Notwithstanding the foregoing, any Participating Employee who has attained the age of 55 at the time he executes this Agreement and remains continuously employed until he attains age 65 shall, subject to the terms and conditions of this Agreement, receive a lump sum amount of $250,000 as soon as practicable following his Normal
Retirement Date.

     In lieu of receiving payment in a lump sum, the Participating Employee may elect, at the time he executes the Agreement or at any other time which is more than 24 months prior to attaining age 65, to elect to receive annual installments of his Retirement Benefits payable over 10 years. The first installment to be paid on the Participating Employee's Normal Retirement Date will be equal to 1/10 of the lump sum. The remaining balance shall be credited with "earnings" (which includes gains and losses, whether realized or not realized) on each anniversary of the Participating Employee's Normal Retirement Date with subsequent annual payments of 1/9, 1/8, 1/7, 1/6, 1/5, 1/4, 1/3, 1/2, 1/1 of the remaining balance including "earnings". "Earnings" shall be determined based on a measuring factor selected by the Company in its sole discretion.


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     If the Participating Employee dies after reaching the age of sixty-five
(65), but prior to receiving a lump sum or all of the installment payments due hereunder, the lump sum or remaining installment payments otherwise due shall be made to the Participating Employee's Beneficiary(ies) in accordance with the provisions of this Agreement. Upon payment to the Participating Employee and/or his Beneficiary(ies) of the lump sum or a total amount equal to 10 annual payments, no further benefits shall be due under this Agreement.

     2. NORMAL RETIREMENT DATE. The Participating Employee and the Company agree that, except with respect to the Participating Employee's retirement due to disability, as defined in Paragraph 3 of this Agreement, the Participating Employee shall retire from the Company on the day of the month in which the Participating Employee attains sixty-five (65) years of age to the extent such termination of employment is permitted as a stated exception from applicable federal and state age discrimination laws based on position and retirement benefits. Such date shall, for purposes of this Agreement, be the Participating Employee's "Normal Retirement Date." However, notwithstanding the foregoing, the Participating Employee may continue his employment with the Company beyond his sixty-fifth birthday to any later date agreed to by the Company and the Participating Employee. In such event, the Participating Employee's Normal Retirement Date for purposes of this Agreement shall be the day of the month in which the Participating Employee actually retires from employment after attaining the age of 65. For purposes of this Agreement only, should the Participating Employee die or become permanently disabled after attaining sixty-five (65) years of age, but prior to such extended "Normal Retirement Date," then the Participating Employee's "Normal Retirement Date" shall be deemed to be the day of the month in which such death or disability occurs.

     3. RETIREMENT DUE TO TOTAL AND PERMANENT DISABILITY. Subject to the terms and conditions of this Agreement, the Company hereby agrees that if the Participating Employee retires from continuous employment with the Company prior to age 65 due to his total and permanent disability as defined in this Paragraph, the Participating Employee shall be deemed to have continued employment with the Company only for purposes of this Agreement until age 65 and the Participating Employee will be entitled to the Retirement Benefits set forth in Paragraph 1 of this Agreement.

     For purposes of this Agreement, "total and permanent disability," or any words or phrase of similar effect, means any medically determinable physical or mental disorder which renders the Participating Employee incapable of continuing in the employ of the Company in the position he was employed on the date he incurred the disability. An employee shall be considered totally and permanently disabled and unable to continue in the employ of the Company upon a good faith determination by the Board that he is totally and permanently disabled based on the medical evidence as the Board may, in its sole discretion, require to make such determination.

     4. ACCRUAL AND VESTING OF RETIREMENT BENEFITS. The Participating Employee will accrue (and has accrued) a portion of the Retirement Benefits specified in Paragraph 1 hereof evenly over the Participating Employee's total years of service with the Company until and including the year in which the Participating Employee attains age 65. A year is defined to include any portion of a particular year.

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     Accrued benefits for the Participating Employee will vest on a straight-line basis over 15 years of coverage under this Agreement (commencing as of the date hereof) as an employee of the Company or at age 65 (provided he remains continuously employed by the Company until attaining age
65), whichever is the first to occur. The benefit to be paid will be determined by multiplying the total accrued benefit by the applicable vested percentage.

     If the Participating Employee terminates employment before age 65, other than due to death or total and permanent disability, the amount of the Participating Employee's vested accrued benefit at the time of such termination will be deferred and shall be paid as soon as practicable after the Participating Employee attains the age of 65. An example for a Participating Employee who executes this Agreement prior to age 55 is as follows:

     EXAMPLE: The Participating Employee executes the Agreement at age 50 and has been with the Company since age 40 (10 years). The employee has been covered by the Agreement as an employee of the Company for one year (current age 51). The Participating Employee's vested accrued benefits as of such date are as follows:

     ACCRUED BENEFIT: Total years with the Company divided by (DIVIDED BY) total years possible with the Company through age 65 = 11/25, or 44%.

     VESTED BENEFIT: Years covered by the Agreement as an employee of the Company divided by (DIVIDED BY) 15 years = 1/15, or 6-2/3%.

     EARNED BENEFIT: Accrued benefit percentage multiplied by vested benefit percentage multiplied by Retirement Benefit: 44% x 6-2/3% x $1 million = $29,304.

     Should the executive leave after one year of coverage under the Agreement as an employee of the Company, a benefit of $29,304 would be payable as soon as practicable after the Participating Employee's attainment of age 65.

     5. PRE-RETIREMENT DEATH BENEFIT

     (a) Should the Participating Employee die after a termination of employment with a vested deferred accrued benefit prior to age 65, the amount of such benefit shall be paid in a lump sum to the deceased's designated Beneficiary(ies) as soon as practicable after the date of the Participating Employee's death. Notwithstanding the foregoing, if the amount of such vested deferred accrued benefit is less than $500,000, the Company agrees to make an additional payment so that the total benefit is equal to $500,000.

     (b) Should the Participating Employee die prior to age 65 during employment with the Company, an amount equal to the greater of $500,000 or the Participating Employee's vested accrued benefit shall be paid in a lump sum to the deceased's designated Beneficiary(ies) as soon as practicable after the date of the Participating Employee's death.


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     (c) Notwithstanding the provision for payment of a lump sum death benefit in (a) and (b) above, the Company may, in its sole discretion, elect to pay out the amount of a lump sum death benefit over 10 years commencing on the Participating Employee's date of death, i.e., 1/10 of the lump sum payment in the first year, 1/9 of the remaining balance in the second year, 1/8 of the remaining balance in the third year, and so on until the entire remaining balance is payable in the tenth year. Amounts remaining during the payment of installments shall continue to be credited with "earnings" in accordance with Section 1 herein from the Participating Employee's date of death. The Participating Employee or any Beneficiary(ies) will be bound by the Company's decision.

     If the Participating Employee becomes totally and permanently disabled, as defined herein, while continuously employed or deemed to be continuously employed by the Company and prior to age 65, the death of such Participating Employee while continuously disabled and prior to age 65 shall be regarded as a death during continuous employment.

     6. BENEFICIARY(IES). The Participating Employee's Beneficiary(ies) under this Agreement shall be as designated by the Participating Employee on Schedule "A", attached hereto and made a part of this Agreement. The Participating Employee may change his designated Beneficiary(ies) by filing written notice of such change with the Company which shall be attached to this Agreement as a revised Schedule "A". If the Participating Employee does not designate a Beneficiary on Schedule "A", or if all (or any) of the designated Beneficiary(ies) should die prior to payment of all benefits due hereunder, then the Participating Employee's Beneficiary hereunder with regard to such amount shall be his surviving spouse, if any. If there is not a surviving spouse or if the surviving spouse should die prior to payment of all benefits due hereunder, then the applicable amount of the Participating Employee's remaining benefit shall be paid in a lump sum to the Participating Employee's personal representative, to be administered as part of the Participating Employee's estate.

     7. NATURE OF EMPLOYER'S OBLIGATION. The Company's sole obligation under this Agreement shall be an unfunded and unsecured promise to pay the benefits in accordance with and subject to the terms and conditions hereof. The Company shall not be obligated under any circumstances to fund its obligations under this Agreement. Any assets which the Company may acquire to help satisfy or discharge its obligation are general assets of the Company subject to the claims of its creditors. Neither the Company nor the benefit created by this Agreement gives, nor does the Participating Employee receive, any beneficial ownership interest in any asset of the Company, and all rights of ownership in any such assets shall remain in the Company.

     Notwithstanding the foregoing, the Company may establish a "rabbi trust" as described in Rev. Proc. 92-64, 1992-2 C.B. 422 as promulgated by the Internal Revenue Service ("IRS") or any subsequent guidance issued by the IRS, whereby trust assets will be held, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to the Participating Employee and/or any designated Beneficiary(ies) under the terms of this Agreement.

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     8. NON-SECURED PROMISE. The rights of the Participating Employee and any designated Beneficiary(ies) of the Participating Employee, or any other person claiming through the Participating Employee under this Agreement, shall be solely those of an unsecured general creditor of the Company. Except as provided in Section 7 hereof, the Participating Employee and/or the designated Beneficiary(ies) of the Participating Employee shall have the right to receive payments specified under this Agreement only from the Company and shall have no right to any specific assets of the Company, or any specific or special property separate from the Company, to satisfy or discharge any claim for benefits.

     Any assets used or acquired by the Company in connection with its obligations under this Agreement shall not be deemed held under any trust for the benefit of the Participating Employee or his designated Beneficiary(ies), nor shall any such assets be considered security for the performance of the obligations of the Company. Nothing contained in this Agreement and no action taken pursuant to the provisions of the Agreement shall create or be construed to create a fiduciary relationship between the Company, the Participating Employee, his Beneficiary(ies) or any other person.

      The Participating Employee also agrees that his participation in the acquisition of any such assets for the Company shall not constitute a representation to the Participating Employee, his designated
Beneficiary(ies), or any person claiming through the Participating Employee, that any of them has a special or beneficial interest in such assets.

     9. INDEPENDENCE OF BENEFITS. The benefits payable under this Agreement shall be independent of, and in addition to, any other benefits or compensation, whether by salary, bonus, or otherwise, payable under any other agreements that now exist, to the extent not revoked or superseded. Notwithstanding the foregoing, any amounts accrued hereunder shall not be included in creditable compensation in computing benefits under any employee benefit plan of the Company except to the extent expressly provided for therein. This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision restrict the right of the Company to discharge the Participating Employee, with or without cause, or restrict the right of the Participating Employee to terminate his employment with the Company.

     10. ASSIGNMENT. Neither the Participating Employee nor his Beneficiary(ies) shall have the right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are declared to be non-assignable and non-transferable. The Agreement shall be binding upon and inure to the benefit of the Company, it successors and assigns and the Participating Employee, his heirs, executors, administrators and legal representatives. In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed hereunder and shall have no obligation to pay or provide any benefits payable hereunder.

     11. ACCELERATION OF PAYMENTS. (a) The Company reserves the right, in its sole and absolute discretion, to accelerate the payment of any benefits payable under this Agreement without the consent of the Participating Employee, his estate, his designated recipients, or any other person claiming through the Participating Employee.


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     (b) Notwithstanding anything else herein, upon the occurrence of a
Change of Control that occurs prior to the date the Participating Employee's employment with the Company terminates the Participating Employee shall be fully vested in his Retirement Benefit set forth in Paragraph 1 of this Agreement and such benefit shall be paid to the Participating Employee (or if he dies prior to payment, his designated Beneficiary(ies)) within 5 days after the date on which the Change of Control occurs. Notwithstanding the foregoing, in the event the Participating Employee's employment is terminated without Cause within ninety (90) days prior to the occurrence of a Change of Control, such termination shall, upon occurrence of the Change in Control, be deemed to be covered by the preceding sentence. For purposes of this
Agreement: (i) "Change of Control" shall mean: (A) in the case where there is an employment agreement in effect between the Participating Employee and the Company that defines "Change of Control", "Change of Control" as defined under such employment agreement, or (B) in the case where there is no employment agreement in effect between the Participating Employee and the Company, or where there is such an employment agreement, but the employment agreement does not define "Change of Control", "Change of Control" as defined in the Computer Horizons Corp. 1994 Incentive Stock Option and Appreciation Plan as in effect on May 4, 1994" and (ii) "Cause" shall mean: (A) in the case where there is an employment agreement in effect between the Participating Employee and the Company that defines "Cause", "Cause" as defined in such employment agreement, or (B) in the case where there is no employment agreement in effect between the Participating Employee and the Company, or where there is such an employment agreement but the employment agreement does not define "Cause", termination due to a Participating Employee's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or the Participating Employee's unsatisfactory performance of his or her duties for the Company.

     12. CLAIMS PROCEDURE.

     a. Claim.

     A person who believes that he is being denied a benefit to which he is entitled under the Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Board setting forth his claim. The request must be addressed to the President of the Company at the Company's then principal place of business.

     b. Claim Decision.

     Upon receipt of a claim, the Board shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days (if the Claimant is so notified, including notification of the reason for delay) for reasonable cause.

     If the claim is denied in whole or in part, the Board shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

     (a) The specific reason or reasons for such denial;


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     (b) The specific reference to pertinent provisions of the Agreement on which such denial is based;

     (c) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

     (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

     (e) The time limits for requesting a review under subparagraph (c.) and for review under subparagraph (d.) hereof.

c.   Request for Review.

     Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Company review the determination of the Board. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing. If the Claimant does not request a review of the Board's determination by the Secretary of the Company within such sixty (60) day period, he shall be barred and estopped from challenging the Board's determination.

d.   Review of Decision.

     Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Board's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

e. The Board may at any time alter the claims procedure set forth above, so long as the revised claims procedure complies with the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

f. The Board and the Secretary of the Company shall have the full power and authority to interpret, construe and administer the Agreement in their sole discretion based on the provisions of the Agreement. Both the Board's and the Secretary's interpretations and construction thereof, and actions thereunder, including, without limitation, any determination under this Paragraph 12, shall be final, conclusive and binding on all


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     persons for all persons. No member of the Board or any employee of the
     Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Agreement.

     13. AMENDMENT OF AGREEMENT. This Agreement may be amended in whole or in part by written agreement between the Company and the Participating Employee; provided, that the claims procedure set forth in Paragraph 12 may be altered by the Board in accordance with subparagraph 12(e.).

     14. TERMINATION OF AGREEMENT. This Agreement and the rights of the Participating Employee and the obligations of the Company hereunder may be terminated at any time by the Board (or a duly authorized committee thereof) without the consent of the Participating Employee, and with written notice of such termination given to the Participating Employee. Upon such termination, neither the Participating Employee nor his Beneficiary(ies) shall have any rights against the Company to any benefit or rights hereunder and the Company's obligations shall be null and void; provided, however, that the preceding provision shall not permit the Company to terminate its obligation to pay any benefits otherwise accrued and vested at the time of such termination.

     15. SEVERABILITY. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision never existed.

     16. WITHHOLDING. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to this Agreement. Amounts payable hereunder shall also be subject to payroll taxes as required by applicable law.

     17. MINORS AND INCOMPETENTS. If the Board shall find that any person to whom payment is payable under this Agreement is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, parent, or brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Agreement.

     18. PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

     19. GOVERNING LAW. This Agreement was made and entered into in the State of New Jersey, and, to the extent not governed by ERISA, the laws of said State shall govern the construction of this Agreement and the rights and liabilities of the parties hereto.


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      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, sealed and attested on its behalf by its duly authorized officers, and the Participating Employee has hereunto set his hand and seal as of the day and year first above written.

(CORPORATE SEAL)                       "COMPANY"


                                       -------------------------


ATTEST:  /s/ John J. Cassese           BY: /s/ WILLIAM J. MURPHY
                                           ---------------------


                                       "PARTICIPATING EMPLOYEE"

                                       /s/ MICHAEL J. SHEA
                                       ---------------------(SEAL)

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                                  SCHEDULE "A"

                     DESIGNATION OF DEATH BENEFIT BENEFICIARY(IES)


     I, Michael Shea, request that the Company mark its records to reflect
MARIE T. SHEA (WIFE) as the beneficiary(ies) of the Death Benefits payable under Paragraphs 1 and 5 of the Agreement dated 12/31/99, and to make payment of this benefit, divided in equal amounts, to the designated beneficiary(ies) as provided under the terms of the Agreement. The named beneficiary(ies) shall remain entitled to benefits under the Agreement until such time as you receive a new Designation of Death Benefit Beneficiary(ies) from me changing such designation. In the event that I do not designate a beneficiary(ies), or if all of the designated beneficiary(ies) should predecease me, or die prior to the payment of all benefits due hereunder, then the Beneficiary(ies) shall be my spouse, or if there is no surviving spouse, my estate.


12/31/99                               /s/ MICHAEL J. SHEA
--------                               --------------------------------
(DATE)                                 (PARTICIPATING EMPLOYEE SIGNATURE)


     THE WITHIN BENEFICIARY DESIGNATION was received by the Company this 31st day of December, 1999.


                                       "COMPANY"

                                       /s/ WILLIAM J. MURPHY
                                       ---------------------------------

                                       BY:  William J. Murphy
                                            ----------------------------



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